SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (earliest event reported): February 22, 2016

BALTIA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation or organization)

001-14519 (Commission File Number)	11-2989648 (IRS Employer Identification No.)

JFK INTERNATIONAL AIRPORT
Terminal 4, Room 262.089, Jamaica, NY 11430
(Address of principal executive offices)

Issuer's Telephone Number: (718) 917-8052

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 22, 2016, Baltia Air Lines, Inc., a New York corporation (the "Company"), and St. George Investments, LLC, an Utah limited liability company ("Lender"), entered into a Securities Purchase Agreement for the sale of (i) an unsecured promissory note (the "Note") in the principal amount of $655,000 and (ii) a warrant (the "Warrant") exercisable for five years for 125,961,538 shares of common stock of the Company. The Company received net proceeds from the issuance of the Note in the amount of $500,000.

The Note, which is due on August 22, 2016, does not bear interest unless there is an event of default, in which case the Note will bear a default interest rate of 22% per annum. An event of default includes non-payment by the Company, the breach by the Company of any representation or covenant made to the Lender, any regulatory authority taking an action that materially affects the Company's operations or its ability to pay the Lender, and a default under any material agreement which affects the business of the Company. The Company has the right to prepay the Note in the amount of $580,000 for the first 90 days after the date of issuance.

The Company agreed that if it issues convertible securities with a conversion or exercise price which varies with the market price of the common stock of the Company, the Lender shall have the right to convert the Note at the conversion price provided in such security. The Company also agreed with the Lender not to effectuate a change of control, which includes a sale of all or substantially all of its assets of the Company, a merger, consolidation or significant equity financing or other capital reorganization of the Company.

So long as the Note remains outstanding, if the Company issues any security with a term more favorable to the holder of such security or with a term that was not similarly provided to the Lender, then the Company shall notify the Lender of such additional or more favorable term and such term, at Lender's option, shall become a part of its securities.

The Company issued to the Lender a five-year warrant to purchase 125,961,538 shares of Common Stock at an exercise price of $0.01. The Warrant may be exercised on a cashless basis at any time as determined by the price of the Common Stock on the date two trading days preceding the exercise.

The Warrant provides the Lender anti-dilution ratchet provisions, including that if Company issues any security with a price less than the exercise price of the Warrant, then the exercise price of the Warrant shall be reduced to such price and the number of shares issuable upon exercise of the Warrant shall be increased to an amount equal to the number of shares which Lender could purchase at the aggregate exercise price payable immediately prior to such reduction.

Notwithstanding, the increase in the number of shares shall not at any time exceed three times the number of shares issuable under the Warrant as of the date the Warrant was issued. Failure of the Company to timely deliver shares of common stock to Lender upon exercise of the Warrant will result in a payment to Lender of a late charge equal to the greater of (i) $500.00 and (ii) 2% of the product of (1) the number of shares of common stock not issued to Lender on a timely basis multiplied by (2) the closing trade price of the common stock. If the Company fails to deliver any shares to Lender for ninety days, the Lender has the right to stop the accumulation of the late fees and require the Company to pay a cash amount equal to (i) the total amount of all fees that have accumulated, plus (ii) the product of the number of shares deliverable on such date if it were to exercise this Warrant with respect to the remaining number of Shares as of such date multiplied by the closing trade price of the common stock.

The Company may not issue shares of common stock if the number of shares of common stock beneficially held by the Lender and its affiliates in the aggregate exceeds 4.99% of the then outstanding shares of Common Stock. The percentage shall be 9.99% if the market capitalization of the Company is less than $10 million. The Lender has the right to change or waive this percentage ownership limitation as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable The Company is required to reserve three (3) times the number of shares of common stock necessary to exercise the Warrant in full, but in any event not less than 16,500,000 shares of Common Stock shall be reserved at all times.

The foregoing descriptions of the Securities Purchase Agreement, the Note and the Warrant and the transactions contemplated thereby are qualified in their entirety by reference to the full text of such Agreements, Note and Warrants, copies of which are attached hereto as Exhibit 10.34, 10.35 and 10.36, respectively, and each of which is incorporated herein in its entirety by reference.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 2.03.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sale of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The issuance and sale by the Company of the Note and Warrant to Lender under the Securities Purchase Agreement and the issuance of the Note and Warrant were made without registration under the Securities Act of 1933, as amended (the "Act"), or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance and the representation of such investor to the Company that it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D).

Section 8 - Other Events

Item 8.01. Other Events.

The Company had announced on February 17, 2016 that it received notification from the Federal Aviation Administration stating that the previous notice of proposed denial of will not be withdrawn since the FAA has taken the position that the Company is not properly or adequately equipped or to conduct safe operations. The Company intends to request a formal hearing with the FAA in the allotted time period to appeal such decision. However, if the Company is not successful in its appeaL management will have to consider alternative options and opportunities.

Section 9 - Financial Statements and Exhibits Item 9.01 Financial Statements and Exhibits
Exhibit No.	Description
Exhibit 10.34	Securities Purchase Agreement, dated February 22, 2016, between Baltia Air Lines, Inc. and St. George Investments, LLC.
Exhibit 10.35	Promissory Note, dated February 22, 2016 in the original principal amount of $655,000 issued by Baltia Air Lines, Inc. and St. George Investments, LLC.
Exhibit 10.36	Warrant to Purchase Shares of Common Stock, dated February 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baltia Air Lines

By: / ____ signed ___ /
Name: Russell Thal
Title: President

Date: __ February 26, 2016 __